The Law Offices of David D Jones
                        14340 Torrey Chase Blvd. Suite 170
                        Houston Texas 77014
                        281-444-1894

Hughes Growth & Income Fund, Inc.                          March 12,1998
741 Cox Road
Moorestown NJ 08057

Dear Sirs:

As counsel to Hughes Growth and Income Fund,Inc.(the "Company"), a corporation organized under the laws of the State of Maryland, I have been asked to render my opinion with respect to the issuance of an indefinite number of shares of beneficial interest of the Company (the "Shares") representing proportionate interests in the Hughes Growth and Income Fund (the "Fund"). The Shares of the Fund are a series of the Company consisting of one class of shares, the No-Load Class, all as more fully described in the Prospectus and Statement of Additional Information contained in the Registration Statement on Form N-1A, to which this opinion is an exhibit, to be filed with the Securities and Exchange Commission.

I have examined the Company's Articles of Incorporation, dated December 15, 1997, the Prospectus and Statement of Additional Information contained in the Registration Statement, and such other documents, records and certificates as deemed necessary for the purposes of this opinion.

Based on the foregoing, I am of the opinion that the Shares, when issued, delivered and paid for in accordance with the terms of the Prospectus and Statement of Additional Information, will be legally issued, fully paid, and non-assessable by the Company.

Very Truly Yours,

/s/ David D Jones
Attorney & Counselor at Law